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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    ---------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       GENERAL MARITIME SHIP HOLDINGS LTD.
             (Exact Name of Registrant as Specified in Its Charter)


    REPUBLIC OF THE MARSHALL ISLANDS                     06-1597083
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

          35 WEST 56TH STREET
          NEW YORK, NEW YORK                               10019
(Address of Principal Executive Offices)                 (Zip Code)


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
If this form relates to the registration of a           If this form relates to the registration of a
class of securities pursuant to Section 12(b) of        class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to           the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the             General Instruction A.(d), please check the
following box. |X|                                      following box. |_|
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Securities Act registration statement file number to which this form relates:  333-49814

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered
         -------------------                      ------------------------------

Common Stock, Par Value $.01 Per Share               New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                     --------------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's securities to be registered is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-49814) (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on November 13, 2000, as amended, and incorporated herein by reference.

ITEM 2.     EXHIBITS.

         The following exhibits shall be filed with the New York Stock
Exchange:


         3.1      Amended and Restated Articles of Incorporation of the
                  Registrant.

         3.2      Bylaws of the Registrant.

         4.1 Specimen certificate representing shares of the Registrant's common stock, par value $.01 per share, which are being registered herewith.

         4.2      Registration Rights Agreement.







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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        GENERAL MARITIME SHIP HOLDINGS LTD.


                                        By:  /s/ Peter C. Georgiopoulos
                                             -----------------------------------
                                             Peter C. Georgiopoulos
                                             Chairman of the Board and Chief
                                             Executive Officer

Date: June 6, 2001





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